SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): June 8, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2011, the Registrant entered into employment agreements with four persons for senior management positions in the Company:   Dr. Alton Boynton, who has been serving as Chief Executive Officer since May, 2007, and is returning to his position as Chief Scientific Officer;  Dr. Marnix Bosch, who is continuing to serve in his existing position as Chief Technical Officer;   Ms. Linda Powers, who will begin serving as Chief Executive Officer in addition to continuing as Chairman of the Board, and Mr. Les Goldman, who will begin serving as Senior Vice President, Business Development.  The Registrant also agreed to employ Dr. Anthony Maida as Chief Operating Officer, starting on June 20, 2011.

Each of the employment agreements includes base salary and stock options, and bonuses in the form of stock options tied to milestones.  The milestones are the same for all members of the management team.  The length of term is also the same for all of the employment agreements:  two years.

The base salary for Dr. Boynton will remain the same as his salary as CEO for the first six months of his tenure as Chief Scientific Officer, at an annualized rate of $335,000 per year.   For the following three months, Dr. Boynton’s base salary will be at an annualized rate of $295,000, and thereafter will be $250,000 per year.   The base salary for Ms. Powers will be $360,000.  The base salary for Dr. Bosch will continue to be $325,000.  The base salary for Mr. Goldman will be $262,000.

Under each of the employment agreements, most of the options are provided for on a conditional basis.  These include options tied to achievement of target milestones of the Company, and options tied to management service.  The target milestones involve specified levels of patient enrollment in the Company’s ongoing clinical trial in Glioblastoma multiforme (GBM) brain cancer, regulatory authorizations relating to the Company’s clinical programs in Europe, launch and levels of compassionate use treatment programs, government grants of matching funds, launch of additional clinical trials in the US, reaching of the primary endpoint of the GBM clinical trial, and applications for regulatory approvals.  The exercise price of the options will be the market price on the grant date, and the exercise period will be 7 years.

In addition, Dr. Boynton and Dr. Bosch will receive certain options to replace options previously issued which Dr. Boynton and Dr. Bosch were not able to exercise previously.  These replacement options will vest and be exercisable upon issuance.

For Dr. Boynton, a portion of the options pursuant to his employment agreement are conditional upon management service (120,000 options, vesting in pro rata portions monthly over the term) and the remainder are conditional upon target milestones (880,000 options).  In addition, Dr. Boynton will receive 1,376,562 replacement options as described above.

For Dr. Bosch, a portion of the options pursuant to his employment agreement are conditional upon management service (120,000 options, vesting in pro rata portions monthly over the term) and the remainder are conditional upon target milestones (880,000 options).   In addition, Dr. Bosch will receive 831,536 replacement options as described above.

For Ms. Powers, two-thirds of the options pursuant to her employment agreement are conditional upon target milestones and management service, and the remaining one-third vest initially but are subject to an extended lock-up of up to 18 months.  The options for target milestones over the term of the employment agreement (4,740,000 options) range from 50,000 to 200,000 options per milestone for a range of execution milestones relating to multiple clinical trial programs and the compassionate use programs, as well as 500,000 options upon reaching the primary endpoint of the GBM brain cancer clinical trial and 500,000 options upon submission of an application for product approval following such clinical trials.  The options for Ms. Powers also include options conditional upon management service (197,500 options per month, vesting monthly over the term), and options that vest initially (4,740,000 options) but are locked up until the primary endpoint is reached in the Company’s GBM brain cancer clinical trial or 18 months after issuance, whichever first occurs.

For Mr. Goldman, two-thirds of the options pursuant to his employment agreement are conditional upon target milestones and management service, and the remaining one-third vest initially but are subject to an extended lock-up of up to 18 months.  The options for target milestones over the term of the employment agreement (750,000 options) range from 7,500 to 30,000 options per milestone for a range of execution milestones relating to multiple clinical trial programs and the compassionate use programs, as well as 75,000 options upon reaching the primary endpoint of the GBM brain cancer clinical trial and 75,000 options upon submission of an application for product approval following such clinical trials.  The options for Mr. Goldman also include options conditional upon management service (31,250 options per month, vesting monthly over the term), and options that vest initially (750,000 options) but are locked up until the primary endpoint is reached in the Company’s GBM brain cancer clinical trial or 18 months after issuance, whichever first occurs.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: June 14, 2011	By:	/s/ Linda Powers
Linda Powers
Chief Executive Officer